UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2014

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8200
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 1, 2014, A. H. Belo Corporation (the "Company") announced that the Company, together with its wholly-owned subsidiary, Belo Enterprises, Inc., had completed the previously reported transaction by and among Gannett Co., Inc. ("Gannett"), Classified Ventures, LLC ("CV"), and the Unit Holders of CV for the sale to Gannett of all of the Unit Holders' membership interests in CV pursuant to a Unit Purchase Agreement dated as of August 5, 2014. The Company, through Belo Enterprises, Inc., owned approximately 3.3 percent of CV, whose primary asset is the online car shopping website, Cars.com. The Company received pre-tax, cash proceeds, net of selling costs and funds held in escrow, of $78 million. The Unit Purchase Agreement related to the transaction was previously filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K filed August 6, 2014. A copy of the press release announcing the closing of the transaction is filed with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release dated October 1, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2014	A. H. BELO CORPORATION

	By:	/s/	Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

EXHIBIT INDEX

99.1    Press Release dated October 1, 2014